SCHEDULE 14A INFORMATION


                Proxy Statement Pursuant to Section 14(a) of the
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                             (Amendment No. DEFR14A)

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     Rule 14a-6(e)(2))

                         T. Rowe Price Associates, Inc.

                                Alvin M. Younger
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                         T. Rowe Price Associates, Inc.

                                    Secretary
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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T. Rowe Price Associates, Inc.

P.O. Box 89000
Baltimore, Maryland 21289-9999
100 East Pratt Street
Baltimore, Maryland 21202
410-345-2000


FROM THE CHAIRMAN

March 8, 1999

Dear Stockholders:

I cordially invite you to attend our Annual Meeting of Stockholders on April 15, 1999, at the Renaissance Harborplace Hotel, 202 East Pratt Street, Baltimore, MD, 21202, at 10 a.m.

Information on the 13 incumbent directors, who have been nominated by the Board of Directors to serve for another year, is included in the enclosed proxy statement. This statement and the also enclosed proxy card and 1998 annual report form your 1999 annual meeting package. At the meeting, we will tabulate and announce the proxy voting results, and then I will review our 1998 financial results and outlook for the future.

Please read this proxy statement carefully and vote your shares promptly whether or not you are able to attend the annual meeting. Stockholders of record may use one of three voting methods offered this year: mail, telephone, or Internet. Instructions on all three methods are provided on the proxy card.

I look forward to seeing you on April 15.

Sincerely,

George A. Roche
Chairman of the Board and President


T. Rowe Price/Ram(logo)


                               TABLE OF CONTENTS

                                                                     Page

Notice of Meeting ...................................................   1

Proxy Statement

Introduction; Proxy Voting Information ..............................   2

Proposal: Election of Directors .....................................   3

   The Nominees and Voting Recommendation

The Board of Directors and Committees ...............................   5

   Number of Meetings and Purpose

   Compensation Committee Interlocks and Insider Participation

Executive Compensation ..............................................   6

   Summary Compensation Table

   Option Grants Table

   Aggregated Option Exercises and Fiscal Year-end Values Table

   Report of the Executive Compensation Committee

Stock Performance ...................................................  12

Certain Ownership of Price Associates' Common Stock .................  13

Compliance with Section 16(a) of the Securities
Exchange Act of 1934 ................................................  13

Selection of Independent Accountants ................................  13

Stockholder Proposals for the 2000 Annual Meeting ...................  13

Other Matters .......................................................  13


Terms used in this proxy statement:

o "We" and "Price Associates" all refer to T. Rowe Price Associates, Inc. except in the Report of the Executive Compensation Committee. In this report, "we" refers to members of the committee.

o    "Meeting" is the 1999 Annual Meeting of Stockholders.

o "Price fund" means any mutual fund company or trust organized by T. Rowe Price Associates, Inc.

o    "You" refers to the stockholders of Price Associates.


                            T. Rowe Price/Ram(logo)

                         T. ROWE PRICE ASSOCIATES, INC.
                             100 East Pratt Street
                              Baltimore, MD 21202


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 April 15, 1999


     We will hold the Annual Meeting of Stockholders of T. Rowe Price Associates, Inc. at the Renaissance Harborplace Hotel, 202 East Pratt Street, Baltimore, MD, 21202, on Thursday, April 15, 1999, at 10 a.m. At the meeting, we will ask stockholders to:

     1)   Elect a Board of 13 Directors; and

     2)   Vote on any other business which properly comes before the meeting.

     Stockholders who owned shares of Price Associates' common stock as of February 16, 1999, are entitled to attend and vote at the meeting or any adjournments.

                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    Alvin M. Younger, Jr.
                                    Secretary

Baltimore, MD
March 8, 1999


                                PROXY STATEMENT

                     INTRODUCTION; PROXY VOTING INFORMATION

     We are sending you this proxy statement and the accompanying proxy card in connection with the solicitation of proxies by Price Associates' Board of Directors for the meeting just described in the notice and at any adjournments or postponements. The purpose of the meeting is to elect 13 directors and act upon any other matters properly brought to the meeting. This proxy statement, proxy card, and our 1998 Annual Report to Stockholders (containing Price Associates' financial statements and other financial information for the year ended December 31, 1998) form your meeting package. We sent you this package on or about March 8, 1999.

     At the close of business on February 16, 1999, the record date of the meeting, 120,538,067 shares of Price Associates' common stock, par value $.20 per share, were outstanding and entitled to vote at the meeting. We have approximately 3,600 stockholders of record. In electing directors, stockholders may cast one vote per share owned for each director to be elected; stockholders cannot use cumulative voting. If the number of votes present or represented at the meeting are sufficient to achieve a quorum, directors who receive a plurality of these votes (excluding abstentions and broker non-votes) are elected to serve until the 2000 annual meeting or until their successors are elected and qualify. If a meeting proposal does not involve the election of directors, stockholders may cast one vote per share owned. Under Price Associates' by-laws, this "one share: one vote" policy may be modified in the case of certain persons and groups owning in excess of 15% of our common stock. We do not believe this provision will apply to stockholders voting at this meeting.

     Price Associates will pay for the costs of soliciting proxies and preparing the meeting materials, and has retained Georgeson & Company Inc. to assist us in soliciting proxies for a fee of $6,000 plus reimbursement for out-of-pocket expenses. We ask securities brokers, custodians, nominees, and fiduciaries to forward meeting materials to our beneficial stockholders as of the record date, and will reimburse them for the reasonable out-of-pocket expenses they incur. Directors, officers, and employees of Price Associates and our subsidiaries may solicit proxies personally or by telephone or telegram, but will not receive additional compensation.

     The Board of Directors has selected James S. Riepe, George A. Roche, and M. David Testa to act as proxies. When you sign and return your proxy card or vote your shares using the telephone or the Internet connections to Norwest Bank Minnesota, N.A., our transfer agent and proxy tabulator, you appoint Messrs. Riepe, Roche, and Testa as your representatives at the meeting. If you wish to change your vote before the meeting, deliver a letter revoking the proxy to Price Associates' Secretary (Alvin M. Younger, Jr., c/o T. Rowe Price Associates, Inc., 100 East Pratt Street, Baltimore, MD 21202) or properly submit another proxy bearing a later date. Even if you vote your proxy before the meeting, you may still attend the meeting, file a notice of revocation for the previously submitted proxy, and then vote again in person. The last proxy properly submitted by you before the voting is closed at the meeting will be counted.

     As mentioned in the previous paragraph, you will be able to vote your proxy in three ways:

     1) by mail - complete the enclosed proxy card and return it in the envelope provided;

     2) by telephone - as prompted by the telephone voting menu, use the keypad to enter a company number and control number, both of which are found on your proxy card, to confirm your voting authority and instruct the proxies on how to vote your shares; or

     3) by using the Internet - as prompted by the menu found at http://www.eproxy.com/trow/, use the keyboard to enter a company number and control number to gain access to the voting site maintained by Norwest.

No matter which voting method you use, you may revoke your proxy and resubmit a new one at the meeting as previously stated, or no later than 1 p.m. (EST) on April 14, 1999, if you vote by telephone or access Norwest's Internet voting site. Our counsel has advised us that these three voting methods are permitted under the corporate law of Maryland, the state in which Price Associates is incorporated.

     If your shares are held in a brokerage account, you will receive a full meeting package including a proxy card to vote your shares. Your brokerage firm may also permit you to vote your proxy by telephone or the Internet. Brokerage firms have the authority under New York Stock Exchange rules to vote their clients' unvoted shares on certain routine matters, one of which is the election of directors. If you do not vote your proxy, your brokerage firm may choose to vote for you or leave your shares unvoted. We urge you to respond to your brokerage firm to ensure that your proxy voting instructions are followed.

     All share and per share information which follows has been adjusted for the April 30, 1998, two-for-one stock split.


                             ELECTION OF DIRECTORS

     Thirteen directors serve on our Board of Directors. The Board has renominated all directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualify.

     All properly executed proxies received in time to be tabulated for the meeting will be voted FOR the election of the nominees named in the following table, unless otherwise specifically instructed. If any nominee becomes unable or unwilling to serve between now and the meeting, your proxies will be voted FOR the election of a replacement designated by the Board of Directors.

The Nominees

     The following are brief biographical sketches of the 13 nominees. Unless otherwise noted, they have been officers of the organizations named below or of affiliated organizations as their principal occupations for more than five years. Nominees who are employees of Price Associates may also serve as directors or officers of the Price funds. Information regarding committee membership, the number of shares of Price Associates' common stock owned by each nominee as of the record date, and the percent of individual beneficial ownership if 1% or greater is also included. Unless otherwise indicated in the footnotes which follow, the nominees have sole voting and disposition powers over the shares beneficially owned by them.

     The Board of Directors recommends that you vote FOR all of the following nominees:

James E. Halbkat, Jr., age 64, has been a director of Price Associates since 1979 and is a member of the Audit, Executive Compensation, and Nominating Committees. He is President of U.S. Monitor Corporation, a provider of public response systems.
                                                              64,000 shares (1)

Henry H. Hopkins, age 56, has been a director of Price Associates since 1987, a managing director since 1989, a vice president between 1976 and 1989, and an employee since 1972.
                                                   1,257,514 shares (1.01%) (2)

James A.C. Kennedy, age 45, has been a director of Price Associates since 1996, director of the Company's Equity Division since 1997, a managing director since 1990, a vice president between 1981 and 1990, and an employee since 1978. He is a director or trustee of 15 equity funds within the Price funds.
                                                   1,485,710 shares (1.19%) (3)

John H. Laporte, age 53, has been a director of Price Associates since 1996, a managing director since 1989, a vice president between 1978 and 1989, and an employee since 1976. He is a director or trustee of nine equity funds within the Price funds. He serves as chairman of three funds and is president of four.
                                                   2,219,239 shares (1.78%) (4)

Richard L. Menschel, age 65, has been a director of Price Associates since 1995 and currently serves on the Executive Compensation Committee. He is a limited partner of The Goldman Sachs Group, L.P., an investment banking firm.
                                                              24,000 shares (5)

                                                       (see notes on pages 4-5)


William T. Reynolds, age 50, has been a director of Price Associates since 1996, director of the Fixed Income Division since 1994, a managing director since 1990, a vice president between 1983 and 1990, and an employee since 1981. He is a director or trustee of 16 fixed income funds within the Price funds and serves as chairman of 15 of these funds.
                                                           1,051,067 shares (6)

James S. Riepe, age 55, has been a director of Price Associates since 1981, vice chairman since 1997, a managing director since 1989, a vice president between 1981 and 1989, and director of the Investment Services Division and an employee since 1981. He is chairman of six of the 46 Price funds on which he serves as a director or trustee and is president of one fund. He is a member of the Executive and Management Committees.
                                                   2,854,956 shares (2.29%) (7)

George A. Roche, age 57, has been a director of Price Associates since 1980, chairman and president since 1997, a managing director since 1989, a vice president between 1973 and 1989, and an employee since 1968. He is chairman of the Executive, Management, and Nominating Committees.
                                                   3,167,184 shares (2.54%) (8)

Brian C. Rogers, age 43, has been a director of Price Associates since 1997, a managing director since 1991, a vice president between 1985 and 1991, and an employee since 1982. He is president of two Price funds.
                                                           1,069,426 shares (9)

Robert L. Strickland, age 67, has been a director of Price Associates since 1991. He is the retired chairman of Lowe's Companies, Inc., a retailer of specialty home supplies, and continues to serve on its board. Mr. Strickland also is a director of Hannaford Bros. Co., a food retailer. He is chairman of the Executive Compensation Committee and a member of the Executive Committee.
                                                            34,000 shares (10)

M. David Testa, age 54, has been a director of Price Associates since 1981, a vice chairman and the chief investment officer since 1997, a managing director since 1989, a vice president between 1976 and 1989, and an employee since 1972. Mr. Testa has also served as chairman of Rowe Price-Fleming International, Inc. since 1982. He is a director or trustee of 48 equity or fixed income funds within the Price funds, serves as chairman of seven of these funds, and is the president of two. Mr. Testa is a member of the Executive and Management Committees.
                                                  2,236,130 shares (1.79%) (11)

Philip C. Walsh, age 77, has been a director of Price Associates since 1987 and is a member of the Audit, Executive Compensation, and Nominating Committees. He is a retired mining industry executive.
                                                             32,000 shares (12)

Anne Marie Whittemore, age 52, has been a director of Price Associates since 1995. She is a partner in the law firm of McGuire, Woods, Battle & Boothe, L.L.P. Mrs. Whittemore also serves as a director of Owens & Minor, Inc., a distributor of medical and surgical supplies; the Fort James Corporation, a manufacturer of paper products; and Albemarle Corporation, a manufacturer of specialty chemicals. She chairs the Audit Committee and is a member of the Executive Compensation Committee.
                                                             24,800 shares (13)

   Beneficial ownership of common stock by all directors
       and executive officers as a group (18 persons)    17,729,409 shares (14)
                                                                  (14.22%)
--------------------------------------------------------------------------------

     (1) Includes 32,000 shares which may be acquired by Mr. Halbkat within 60 days upon the exercise of stock options.

     (2) Includes 133,658 shares which may be acquired by Mr. Hopkins within 60 days upon the exercise of stock options.

     (3) Includes 383,136 shares which may be acquired by Mr. Kennedy within 60 days upon the exercise of stock options.

                                                          (see notes on page 5)

     (4) Includes 498,048 shares which may be acquired by Mr. Laporte within 60 days upon the exercise of stock options. Also includes 200,000 shares owned by a member of Mr. Laporte's family and 153,984 shares held in trusts for members of Mr. Laporte's family. Mr. Laporte disclaims beneficial ownership of the shares identified in the preceding sentence.

     (5) Includes 24,000 shares which may be acquired by Mr. Menschel within 60 days upon the exercise of stock options.

     (6) Includes 292,699 shares which may be acquired by Mr. Reynolds within 60 days upon the exercise of stock options. Also includes 21,000 shares owned by members of Mr. Reynolds' family. Mr. Reynolds disclaims beneficial ownership of the shares identified in the preceding sentence.

     (7) Includes 310,877 shares which may be acquired by Mr. Riepe within 60 days upon the exercise of stock options. Also includes 360,000 shares held in a charitable foundation for which Mr. Riepe has voting and disposition power, and 151,000 shares held by or in trusts for members of Mr. Riepe's family. Mr. Riepe disclaims beneficial ownership of the shares held by or in trusts for family members.

     (8) Includes 332,800 shares which may be acquired by Mr. Roche within 60 days upon the exercise of stock options, and 800,000 shares held by or in trusts for members of Mr. Roche's family. Mr. Roche disclaims beneficial ownership of shares held by or in trust for family members.

     (9) Includes 566,584 shares which may be acquired by Mr. Rogers within 60 days upon the exercise of stock options.

     (10) Includes 7,884 shares which may be acquired by Mr. Strickland within 60 days upon the exercise of stock options.

     (11) Includes 985,400 shares which may be acquired by Mr. Testa within 60 days upon the exercise of stock options, and 80,000 shares held in trusts for members of Mr. Testa's family. Mr. Testa disclaims beneficial ownership of shares held in trusts for family members.

     (12) Includes 20,000 shares which may be acquired by Mr. Walsh within 60 days upon the exercise of stock options.

     (13) Includes 24,000 shares which may be acquired by Mrs. Whittemore within 60 days upon the exercise of stock options.

     (14) Includes 4,152,580 shares which may be acquired by all directors and executive officers as a group within 60 days upon the exercise of stock options.


The Board of Directors and Committees

     During 1998, there were six meetings of the Board of Directors. Each director attended at least 75% of the combined total number of meetings of the Board and Board committees of which he or she was a member with the exception of Mr. Kennedy. The Board of Directors of Price Associates has an Audit Committee, Executive Committee, Executive Compensation Committee, and a Nominating Committee.

     The Audit Committee, which met six times during 1998, is composed of non-employee directors who regularly meet with Price Associates' independent accountants to:

     1) review whether satisfactory accounting procedures are being followed and whether internal accounting controls are adequate;

     2) stay informed about non-audit services performed by the independent accountants;

     3)   review fees charged by the independent accountants; and

     4) recommend the selection of independent accountants to the Board of Directors.

     The Executive Committee functions in the interval between meetings of the Board of Directors. It possesses the authority to exercise all the powers of the Board except as limited by Maryland law. If the committee acts on matters requiring formal Board action, those acts are reported to the Board of Directors at its next meeting for ratification. The Executive Committee approved one matter by unanimous written consent in lieu of a meeting during 1998.

     As will be further described in the Report of the Executive Compensation Committee, this committee establishes the compensation for certain executive officers and generally reviews benefits and compensation for all officers and employees. It also administers our stock incentive and stock purchase plans and the Executive Incentive Compensation Plan. The committee, composed solely of non-employee directors, met five times during 1998.

     The Nominating Committee advises the Board of Directors on the selection and nomination of individuals to serve as directors of Price Associates. Nominations for director(s) submitted to the committee by stockholders are evaluated according to our needs and the nominee's knowledge, experience, and background. The Nominating Committee met once in 1998.

Compensation Committee Interlocks and Insider Participation

     None of our directors or other executive officers served as a director or executive officer of another corporation which has a director or executive officer serving on our Board of Directors.

     As previously stated, Mr. Menschel is a limited partner of The Goldman Sachs Group, L.P., an investment banking firm. During 1998, Goldman, Sachs & Co. performed services for Price Associates, including securities brokerage services. Mr. Menschel did not share in any payment for these services.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table. The following table summarizes the compensation of certain of our executive officers who received the highest compensation during 1998.

                           SUMMARY COMPENSATION TABLE

                                                       Long-Term
                                                    Compensation    All Other
                            Annual Compensation (1)     Awards   Compensation(3)
--------------------------------------------------------------------------------

                                                     Securities
                                                     Underlying
Name and                                               Options
Principal Position    Year    Salary     Bonus (2)   Granted (#)
------------------    ----  ---------   ----------   -----------

George A. Roche       1998  $ 287,500   $2,250,000      50,000      $ 24,022
Chairman and          1997    275,000    2,250,000         -0-        24,157
President             1996    275,000    1,500,000         -0-        24,000

James S. Riepe        1998    287,500    2,250,000      52,977        22,522
Vice Chairman         1997    275,000    2,250,000         -0-        22,657
                      1996    275,000    1,500,000         -0-        22,500

M. David Testa        1998    287,500    2,250,000      50,000        26,835
Vice Chairman         1997    275,000    2,250,000         -0-        26,782
                      1996    275,000    1,500,000         -0-        26,625

James A.C. Kennedy    1998    275,000    1,600,000     110,304        61,729
Managing Director     1997    250,000    1,400,000      30,000        59,332
                      1996    250,000    1,200,000      50,000        26,625

William T. Reynolds   1998    275,000    1,400,000      83,899        62,176
Managing Director     1997    250,000    1,250,000      30,000        60,457
                      1996    250,000    1,000,000      50,000        27,750

     (1) No officer named in this table received any perquisites or other personal benefits, securities, or property whose total value exceeded the lesser of either $50,000 or 10% of his total 1998 salary and bonus reported above, except as described in Note 3.

     (2) Bonuses for 1998, 1997, and 1996 were paid under the Executive Incentive Compensation Plan. Bonuses may vary significantly from year to year and among eligible employees. See "Report of the Executive Compensation Committee."

     (3) The following types of compensation are included in "all other compensation":

          a. Contributions made in 1998 and 1997 under our Basic and 401(k) Plus Retirement Plans and in 1996 under our Profit Sharing Trust. The Profit Sharing Trust merged into the 401(k) Plus Retirement Plan on January 1, 1997. These plans provide retirement benefits based on the investment performance of each plan participant's account.

          b. Directors' fees paid by a wholly-owned subsidiary of Price Associates.

          c. Matching contributions paid under our 1986 Employee Stock Purchase Plan ("ESPP").

          d. The appraised fair market value of an interest in a limited liability company (the "LLC") formed by Price Associates to hold certain venture capital fund investments and distributed on January 22, 1999, to certain officers and key employees. The distribution to each officer in the summary table which follows represented 4% of the aggregate amount distributed. See "Report of the Executive Compensation Committee."

          e. Other represents cash compensation for an amount which could not be credited to the officer's 401(k) Plus Retirement Plan in 1997 due to contribution limits imposed under Section 415 of the Internal Revenue Code of 1986.

                     "ALL OTHER COMPENSATION" SUMMARY TABLE

                                                      Matching
                               Retirement              ESPP
Name of                          Plan        Other    Contri-    LLC
Executive Officer      Year  Contributions   Fees     butions  Interest  Other
--------------------------------------------------------------------------------

George A. Roche        1998     $22,522    $ 1,500       -0-      -0-      -0-
                       1997      22,657      1,500       -0-      -0-      -0-
                       1996      22,500      1,500       -0-      -0-      -0-

James S. Riepe         1998      22,522        -0-       -0-      -0-      -0-
                       1997      22,657        -0-       -0-      -0-      -0-
                       1996      22,500        -0-       -0-      -0-      -0-

M. David Testa         1998      22,522        -0-    $4,313      -0-      -0-
                       1997      22,657        -0-     4,125      -0-      -0-
                       1996      22,500        -0-     4,125      -0-      -0-

James A.C. Kennedy     1998      20,000        -0-     4,500  $35,072   $2,157
                       1997      20,500        -0-     4,125      -0-      -0-
                       1996      22,500        -0-     4,125      -0-      -0-

William T. Reynolds    1998      19,322      1,500     4,125   35,072    2,157
                       1997      20,500      1,500     3,750      -0-      -0-
                       1996      22,500      1,500     3,750      -0-      -0-

Option Grants Table. The following table shows the number of stock options granted in 1998 to the executive officers named in the Summary Compensation Table and other information regarding their grants. Stock options are granted at 100% of fair market value on the date of grant and are generally exercisable in five equal increments on the first through fifth anniversaries of the grant date. There is a provision in all existing option agreements under our 1986, 1990, 1993, and 1996 Stock Incentive Plans that may accelerate the vesting of currently outstanding but unexercisable options or future option grants so that all options will become exercisable for the one-year period following an attempt to acquire control of Price Associates. The Executive Compensation Committee may modify or rescind this provision or make other provisions for accelerating the ability to exercise options.

                       OPTION GRANTS IN LAST FISCAL YEAR

                               Individual Grants


                            Percent
                            of Total                      Potential Realizable
                  Number    Options                         Value at Assumed
                    of      Granted  Exer-               Annual Rates of Stock
                Securities    to     cise                Price Appreciation for
                Underlying  Employ-   or                    Option Term (3)
                  Options   ees in   Base      Expira-  -----------------------
                  Granted   Fiscal   Price      tion
Name             (#)(1)(2)   Year  Per Share    Date         5%           10%
--------------------------------------------------------------------------------

George A. Roche    50,000    1.42%   $35.75   12/20/08   $1,124,000   $2,849,000

James S. Riepe     50,000    1.42%    35.75   12/20/08    1,124,000    2,849,000
                    2,977R   0.08%    37.00   10/16/02       23,727       51,115

M. David Testa     50,000    1.42%    35.75   12/20/08    1,124,000    2,849,000

James A.C.
  Kennedy         100,000    2.83%    35.75   12/20/08    2,248,000    5,698,000
                   10,304R   0.29%    34.94   11/18/06      171,871      411,645

William T.
  Reynolds         80,000    2.27%    35.75   12/20/08    1,798,400    4,558,400
                    3,899R   0.11%    34.88    9/30/01       21,406       44,994

--------------------------------------------------------------------------------

     (1) These options contain replenishment features which allow an option holder to receive additional options if he exercises a non-qualified stock option by relinquishing shares already owned. These new options are granted at the fair market value on the date of exercise and may be exercised until the expiration date of the related option. The new options, which are equal in number to the number of shares relinquished, are exercisable immediately.

     (2)  "R" denotes replenishment grant.

     (3) In this presentation, we are required by the Securities and Exchange Commission to use a 5% and 10% assumed rate of appreciation over the terms of stock options granted in 1998. Based on the 5% and 10% annual rates of stock price appreciation, the prices per share of Price Associates' common stock at the end of each option grant term are shown in the table below. If the price of our common stock does not appreciate, the option holders will receive no benefit from the stock option grants. The appreciated stock prices used in these calculations do not represent Price Associates' projections or estimates on the price of our common stock. Federal or state income tax consequences relating to stock option transactions have not been taken into account.

                    OPTION GRANT EXERCISE PRICE APPRECIATION

        1998
    Option Grant                                    Potential Per Share
    Exercise or          Reminder                  Value of Common Stock
     Base Price        of Grant Term         at Assumed Rates of Stock Price
     Per Share           (in years)           Appreciation for Option Term
    --------------------------------------------------------------------------
                                                     5%          10%
                                                   ------      ------

      $37.00                 4                     $44.97      $54.17
       35.75                10                      58.23       92.73
       34.94                 8                      51.62       74.89
       34.88                 3                      40.37       46.42
    --------------------------------------------------------------------------

Aggregated Option Exercises and Fiscal Year-End Option Values Table. The following table shows 1998 stock option exercises and the value of unexercised options for those executive officers named in the Summary Compensation Table. Value is considered to be, in the case of exercised options, the difference between the exercise price and the market price on the date of exercise, and, in the case of unexercised options, the difference between the exercise price and market price on December 31, 1998. An "In-the-Money" option is an option for which the option price of the underlying stock is less than $34.25, the closing market price of Price Associates' common stock on December 31, 1998. The value shown below resulted from appreciation of the stock price since the options were granted.


                                       AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                             AND FISCAL YEAR-END OPTION VALUES

                                                                 Number of Secur-
                                                                  ities Underlying             Value of Unexercised
                                                                 Unexercised Options          "In-the-Money" Options
                                                                 at December 31, 1998         at December 31, 1998
                         Shares Acquired       Value               (Exercisable/                  (Exercisable/
Name                       on Exercise        Realized             Unexercisable)                 Unexercisable)
                                                                                                          >

George A. Roche               13,600         $  395,675           332,800/316,400             $8,482,150/$ 5,644,350

James S. Riepe                42,500          1,304,281           310,877/316,400              7,702,144/  5,644,350

M. David Testa                26,000            770,438         1,010,400/450,000             26,906,762/ 10,475,000

James A.C. Kennedy           125,392          3,187,324           383,136/261,600              9,697,505/  2,316,650

William T. Reynolds           85,600          2,584,672           292,699/248,000              6,726,775/  2,484,250


Compensation of Directors. Directors who are also officers of Price Associates do not receive directors' fees. Each non-employee director received a $50,000 retainer for 1998 services on the Board of Directors and as a member of one or more committees.

     Pursuant to the 1995 Director Stock Option Plan approved by stockholders on April 6, 1995, each non-employee director (Messrs. Halbkat, Menschel, Strickland, and Walsh, and Mrs. Whittemore) received options to purchase 8,000 shares of Price Associates' common stock at $37.75, the fair market value of a share of stock on April 30, 1998, the date of grant. On April 16, 1998, stockholders approved the 1998 Director Stock Option Plan, which may be used for future grants.

Report of the Executive Compensation Committee

     Robert Strickland, James Halbkat, Richard Menschel, Philip Walsh, and Anne Marie Whittemore are all of the members of the Executive Compensation Committee. In this report, the term "we" refers to members of the Committee. We are also all of Price Associates' independent directors. Our report on executive compensation for 1998 follows.

     We are responsible to the Board of Directors, and ultimately to the stockholders of Price Associates, for:

     1) determining the compensation of the chief executive officer, the other members of the Management Committee, and other officers who sit on Price Associates' Board of Directors;

     2) administering the Price Associates Executive Incentive Compensation Plan, stock incentive plans, and employee stock purchase plans; and

     3) reviewing and approving the compensation policies and general compensation levels for the rest of Price Associates' managing directors and other key employees.

The Management Committee makes compensation decisions for officers not included in these categories.

     We have acknowledged since the inception of this committee that the investment management and securities industries are highly competitive and that experienced professionals have significant career mobility. We believe that the ability to attract, retain, and provide appropriate incentives for the highest quality professional personnel is essential to maintain Price Associates' competitive position in the investment management and financial services industries, as well as to provide for the long-term success of Price Associates.

     We believe that Price Associates must pay competitive levels of cash compensation and offer appropriate equity and other incentive programs. These programs must always be consistent with stockholder interests. We think these programs are necessary to motivate and retain Price Associates' professional personnel. These compensation programs are keyed to achieve short- and long-term performance goals that our committee and the Board determine.

     During 1998, Price Associates made modest increases in the annual base salaries for each of the individuals named in the Summary Compensation Table on page six. Price Associates' policy is that base salaries for these executives should form a relatively low percentage of total cash compensation opportunity, and that the major portion of cash compensation should be derived from payments made under the Executive Incentive Compensation Plan. We will authorize payments from this plan only if Price Associates meets the performance goals established under the plan. We believe that these compensation practices are consistent with those of our competitors in the investment management and financial services industries.

     Price Associates' Board of Directors and stockholders approved the Executive Incentive Compensation Plan in 1995. It establishes a pool which relates incentives to Price Associates' income before income taxes and minority interests for the year (which we call adjusted earnings), subject to Price Associates meeting a return on equity target. We may reduce the amount of the pool based on the actual return on equity if this actual return falls below the targeted amount. The pool, assuming adjusted earnings exceeds $50 million, is $3,000,000 plus 8% of adjusted earnings over $50,000,000. The minimum return on equity to permit full payments under the plan is 20%. If the return on equity is less than 20% but at least 10%, for each full percentage point shortfall the pool is reduced by 5%. If the return on equity falls below 10%, no bonus payment will be made under the plan for that year.

     At the beginning of 1998, we designated the five executive officers named in the Summary Compensation Table on page six as the only participants in the Executive Incentive Compensation Plan. We also determined that each participant would be eligible to receive a specified maximum percentage of the available pool. The percentages varied among the participants. At the end of 1998, we reviewed the requirements established by the plan for determining incentive awards, and also determined and certified that each of the plan's performance goals had been satisfied before we approved and permitted payment of bonuses pursuant to the plan. We expect that all payments pursuant to the plan will be deductible under Section 162(m) of the Internal Revenue Code of 1986, and that all compensation payable to these individuals for 1998 performance similarly will be deductible.

     We awarded Mr. Roche, Mr. Riepe, and Mr. Testa incentive compensation for 1998 in amounts considerably less than the maximum amount permitted by the Executive Incentive Compensation Plan. In making these determinations, we noted that Price Associates had achieved record revenues, earnings, and earnings per share, and had attained a return on equity substantially in excess of the plan's requirement as well as a substantial increase in equity. We also considered specific, qualitative performance factors that we believe reflect these individuals' performance but were not precisely measurable. These factors included investment performance, marketing effectiveness, customer service, technology deployment, management of corporate assets, financial performance, and corporate infrastructure development. We determined that each of these individuals had demonstrated strong management performance in these areas over an extended timeframe. While deciding to award payments under the plan that are less than the maximum amounts permitted, we considered Price Associates' historical compensation policies as well as financial industry compensation trends.

     We also took into account the fact that Mr. Roche, Mr. Riepe, and Mr. Testa during 1998 had broad company-wide management responsibilities as well as line operating responsibilities. We viewed each as making generally equivalent company-wide contributions to 1998 performance. In the cases of Mr. Kennedy and Mr. Reynolds, we took into consideration their respective contributions as heads of Price Associates' Equity and Fixed Income Divisions. We noted that many of Price Associates investment professionals, including certain senior portfolio managers whom we did not designate as participants in the plan for 1998 and are compensated under other incentive compensation programs and arrangements, also were significant contributors to this performance. Messrs. Kennedy and Reynolds also participated in a distribution of interests in a limited liability company formed by Price Associates to hold certain venture capital investments and distributed to certain of Price Associates' officers and key employees, as described in footnote 3d to the Summary Compensation Table. We believe that the distribution of interests in this limited liability company to Messrs. Kennedy and Reynolds and other key employees provides additional incentive compensation to these individuals that may not correlate directly to the market performance of Price Associates' common stock. We also note, as we have done in the past, that we could determine to award payment of a greater portion or all of the executive incentive compensation pool in a year when Price Associates' financial performance might not be as strong as it was in 1998 and recent years in order to maintain a competitive compensation structure and thus retain key personnel.

     In 1998, we awarded to each of Messrs. Roche, Riepe, and Testa options to purchase 50,000 shares of common stock, to Mr. Kennedy an option to purchase 100,000 shares of common stock, and to Mr. Reynolds an option to purchase 80,000 shares of common stock, all at an exercise price of $35.75 per share. These grants accounted for about 10% of total option awards, as we and senior management sought to make additional stock options available to a significant number of employees. We made relatively smaller option grants to Messrs. Roche, Riepe, and Testa than to Messrs. Kennedy and Reynolds and certain other key employees because we believe that officers other than our three most senior executives should have a greater opportunity through incentives such as option awards to participate in the future appreciation in the value of Price Associates' common stock.

     We have compared compensation levels of top management of Price Associates to relevant publicly available data for the investment management, securities, and other financial service industries and have found these compensation levels to be competitive. Certain of these companies are included in the CRSP Total Return Index for Nasdaq Financial Stocks shown in the Stock Performance Chart which follows.

     We believe that Price Associates competes for executive talent with a large number of investment management, securities, and other financial services companies. Some of our competitors are privately owned and others have significantly larger market capitalizations than Price Associates. The practice of Price Associates and our committee is to review available compensation data from a large universe of financial services companies. We receive the assistance of an independent compensation consulting firm in comparing the executive compensation and compensation policies of Price Associates with those of other public companies, including companies which compete with Price Associates for talent. Our goal is to maintain compensation programs which are competitive within the investment management and financial services industries.

     We believe that the 1998 compensation levels disclosed in this proxy statement are reasonable and appropriate in light of Price Associates' strong performance.

                                   Robert L. Strickland, Chairman
                                   James E. Halbkat, Jr.
                                   Richard L. Menschel
                                   Philip C. Walsh
                                   Anne Marie Whittemore


                            STOCK PERFORMANCE CHART

     We are required by the Securities and Exchange Commission to provide you with a five-year comparison of the cumulative total return on our common stock as of December 31, 1998, with that of a broad equity market index and either a published industry index or a peer group index selected by us. We have chosen to use broad equity and published industry indices, including three which include our common stock.

     The following chart compares the yearly change in the cumulative return on our common stock with the cumulative total return on the CRSP Total Return Index for the Nasdaq Stock Market (US Companies), the CRSP Total Return Index for Nasdaq Financial Stocks, the S&P 500 Index, and the S&P Mid-Cap Index. The comparison assumes $100 was invested in Price Associates' common stock and in each of the named indices on December 31, 1993, and that all dividends were reinvested.

     Since we do not make or endorse any predictions as to future stock performance, the values in the following columns do not represent our projections or estimates on either the annual or cumulative return on our common stock or any of the indices represented.

Line Chart Data:

            TRPA        CRSP-Stock        CRSP-Fin      S&P500      S&P MidCap
--------------------------------------------------------------------------------

"1993"       100               100             100         100             100
"1994"       105                98             100         101              96
"1995"       176               138             146         139             126
"1996"       315               170             187         171             151
"1997"       460               209             286         229             199
"1998"       506               293             277         294             237


--------------------------------------------------------------------------------
                             1993     1994     1995     1996     1997     1998
--------------------------------------------------------------------------------
T. Rowe Price
Associates, Inc.              100      105      176      315      460      506
--------------------------------------------------------------------------------
CRSP Total Return Index for
the Nasdaq Stock Market       100       98      138      170      209      293
(US Companies) (1)
--------------------------------------------------------------------------------
CRSP Total Return
Index for Nasdaq
Financial Stocks (1)          100      100      146      187      286      277
--------------------------------------------------------------------------------
S&P 500 Index (2)             100      101      139      171      229      294
--------------------------------------------------------------------------------
S&P Mid-Cap Index (3)         100       96      126      151      199      237
--------------------------------------------------------------------------------

(1) The CRSP Total Return Index for the Nasdaq Stock Market (US Companies) is an index which includes all domestic common shares traded on the Nasdaq National Market(registered trademark) and the Nasdaq SmallCap Marketsm. The CRSP Total Return Index for Nasdaq Financial Stocks is an index comprising all financial company American Depository Receipts, domestic common shares and foreign common shares traded on the Nasdaq National Market(registered trademark) and the Nasdaq SmallCap Marketsm, and represents SIC Codes 60 through 67. Our Secretary will provide the names of companies included in this index upon receipt of a stockholder's written request. These indices were prepared for Nasdaq by the Center for Research in Securities Prices ("CRSP") at the University of Chicago. We have not verified these values independently. Price Associates' common stock is included in these indices.

(2)  Total return performance for the S&P 500 Index provided by Standard &
     Poor's.

(3) Total return performance for the S&P Mid-Cap Index provided by Standard & Poor's. Price Associates' common stock is included in this index.


                CERTAIN OWNERSHIP OF THE PRICE ASSOCIATES' STOCK

     We have no knowledge at this time of any individual or entity owning, beneficially or otherwise, 5% or more of the outstanding common stock of Price Associates.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     We believe that our directors and executive officers and other stockholders who may own 10% or more of Price Associates' common stock have complied with requirements of the Securities and Exchange Commission to report ownership, and transactions which change ownership, on time.

                      SELECTION OF INDEPENDENT ACCOUNTANTS

     In June 1998, the Audit Committee considered and recommended, and Price Associates' Board of Directors approved, the selection of Price Waterhouse LLP, and its successor, PricewaterhouseCoopers LLP, to be our independent accountants for the year ending December 31, 1999. The predecessor of PricewaterhouseCoopers LLP has been Price Associates' independent auditors since 1985. Representatives of this firm will be present at the meeting. They will have the opportunity to make a statement and respond to appropriate questions from stockholders.

               STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

     Qualified stockholders who want to have proposals presented at the 2000 annual meeting must deliver them to Price Associates' by November 9, 1999, in order to be considered for inclusion in next year's proxy statement and proxy.

                                 OTHER MATTERS

     We know of no other matters to be presented to you at the meeting other than the election of directors. As stated in an earlier section, if other matters are considered at the meeting, the proxies will vote on these matters in accordance with their judgment of the best interests of Price Associates.